SPECIMEN

CERTIFICATE NUMBER	NUMBER OF SHARES

TORTOISE ENERGY INDEPENDENCE FUND, INC.

Organized Under the Laws of the State of Maryland

Common Stock

$.001 Par Value Per Share

This certifies that             is the owner of                     fully paid and non-assessable shares of Common Stock, $.001 par value per share, of Tortoise Energy Independence Fund, Inc. (the “Company”) transferable only on the books of the Company by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this         day of             A.D. 20    .

TORTOISE ENERGY INDEPENDENCE FUND, INC.

As Transfer Agent and Registrar [Seal]

By:	By:

[Seal]
Authorized Signature	President

Secretary

FOR VALUE RECEIVED,                     hereby sells, assigns and transfers unto                     shares of Common Stock, represented by this Certificate, and does hereby irrevocably constitute and appoint                     Attorney to transfer said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

In presence of

The Company will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Company is authorized to issue and, if the Company is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the Secretary of the Company.